                                                               Exhibit 10.10*


                   SOFTWARE & METHODOLOGY LICENSING AGREEMENT

THIS SOFTWARE & METHODOLOGY LICENSING AGREEMENT, (this "Agreememt"), made and entered by and between PSW Technologies, Inc. (hereinafter "PSW"), a Delaware corporation with its offices at 9050 Capital of Texas Highway North, Austin, Texas 78759, and LICENSEE (the scope and definition of LICENSEE as it pertains to this Agreement is specified in Schedule2).

                                   WITNESSETH:

WHEREAS, LICENSEE desires to license from PSW certain software and methodology assets;

WHEREAS, PSW is willing and able to grant such rights and licenses on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound, the parties hereby agree as follows:

                                    Section 1

                               DEFINITION OF TERMS

The definition of terms set forth in this Section 1 shall apply in this Agreement (in addition to expressly defined elsewhere herein) including any and all exhibits, addenda, and amendments made to or incorporated herein now or in the future.

1.1 "Deliverables." Any and all tangible products or assets delivered by PSW for LICENSEE under this Agreement, including all object diagrams, functional specifications, prototypes, reports, conversion tools, class libraries, the "source" code and object code, and all necessary Documentation therefor.

1.2 "Documentation." All textural material relating to the Deliverables, including flow charts, operating instructions, and related technical information. Documentation shall include user manuals, help text, training materials, and sample source code used for training and documentation purposes.

1.3 "Genova." The name of PSW's family of software and methodology assets for custom business system development

1.4 "Genova Methodology." PSW's family of software and methodology assets for custom business Systems using object oriented software



* Confidential treatment is requested for certain portions of Exhibit 10.10 pursuant to Rule 406 under the Securities Act of 1933. The portions of
  Exhibit 10.10 which have been omitted are denoted by an asterisk [*]. The omitted portions of Exhibit 10.10 have been filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933.

      technology. "This approach includes definition of phases, phase entry & exit criteria, deliverables, activities, templates tips & techniques

1.5 "Genova On-Line." The reference document which specifies PSW's software development methodology available in formats that can be viewed by computers.

1.6 "Genova Academy." The classes taught by PSW to train software developers and other project personnel in Genova.

1.7 "Genova Courseware." The documents, presentations, exercises, and other tangible assets which comprise the materials used to teach the Genova Academy classes.

1.8 "Genova Systems Library." Those Deliverables in Schedule 1 that are specified to be part of the Genova Systems Library.

1.9 "Genova Business Library." Those Deliverables in Schedule 1 that are specified to be part of the Genova Business Library.

1.10 "Genova Object Library." The combination of the Genova Systems Library and the Genova Business Library.

1.11 "PSW Enhancements." Changes, corrections, modifications, or additions, including all new releases and applications, made by PSW to the Deliverables or related Documentation.

1.12 "LICENSEE Enhancements." Changes, corrections, modifications, or additions, including all new releases and applications, made by LICENSEE to the Deliverables or related Documentation.

1.13 "PSW Licensors." Other parties who have licensed portions of the Deliverables or Documentation to PSW under Separate agreements.

1.14 "Service Bureau." An operation which directly provides the services and benefits of Genova to parties other than Licensee. Providing services to LICENSEE customers utilizing Systems developed with Genova is not defined to be a Service Bureau.

1.15 "Computer Business." The Computer Business shall be defined to include the research, development, production, marketing, selling, distribution, or leasing of computer hardware, computer hardware peripherals, integrated document management systems or cameras, or the performance of development, consulting, training or maintenance services relating to computer hardware, computer hardware peripherals, integated document management systems or cameras.

                                    Section 2

                 GRANT AND SCOPE OF LICENSE FROM PSW TO LICENSEE

2.1 Scope of Licence. PSW hereby grants to LICENSEE the right to use, execute, modify, reproduce, and distribute for internal use the Deliverables as specified in Schedule 1, and any PSW Enhancements which made available to LICENSEE per this agreement. Schedule 2 specifies the extent of LICENSEE's business as it pertains to this license. The RESELLER agreement modifies and extends these rights.

2.2 Consideration. In consideration for the license granted in this section, LICENSEE will pay PSW the fees specified in Schedule 1. License fees shall be invoiced by PSW upon delivery and are payable within 30 days of receipt of invoice.

2.3 Acceptance. The Deliverable shall be deemed accepted by Licensee upon delivery by PSW.

2.4 Licence Restrictions. LICENSEE is not authorized to market, sell, distribute or sub-license the Deliverables or PSW Enhancements. LICENSEE is not authorized to operate a Service Bureau utilizing any Deliverables, LICENSEE Enhancements of PSW Enhancements. LICENSEE may not license any portion of the Genova Business Library unless it has signed the Genova Business Object Library Amendment to this Agreement. The RESELLER agreement modifies and extends these rights..

2.5 Continuing Rights. Subject to the rights granted in this Section 2, PSW and PSW Licensors shall retain all ownership of and full rights to market and continue to use the Deliverables and all PSW Enhancements and all rights, title, and interest in and to all copyrights, patent rights or trade secret rights associated with the Deliverables and PSW Enhancements.

                                    Section 3

                         OTHER SERVICES AND ENHANCEMENTS

3.1 Maintenance, Technical Support, and Training. Genova is licensed as source code that is modifiable by LICENSEE and therefore maintenance and technical support is not provided under this Agreement. Genova Courseware is licensable under this Agreement, but training is not provided under this Agreement. LICENSEE is expected to maintain, provide technical support, and conduct training for the Deliverables provided herein or enter into a separate agreement with PSW to provide these service.

3.2 PSW Enhancements for LICENSEE. Enhancements to the Deliverables which are substantially performed by PSW shall be owned by PSW and are subject to the terms of this Agreement.

3.3 Other PSW enhancements. Upon request by LICENSEE, PSW Enhancements not made for LICENSEE but which can be rightfully licensed to LICENSEE shall be made available to LICENSEE for an administrative fee specified in
      Schedule 1. These PSW Enhancements remain the intellectual property of PSW and are subject to the terms of this Agreement. PSW shall solely determine what constitutes a separately licensable asset requiring an additional license fee versus an enhancement to an existing licensed asset. PSW will be responsible for maintaining source control Genova Object Library and providing updates to LICENSEE on a regular basis. Updates will be provided no less than once a year.

3.4 Enhancements by LICENSEE. Enhancements to the Deliverables which are performed by LICENSEE shall be owned by LICENSEE.

                                    Section 4

                   COPYRIGHT NOTICES AND INTELLECTUAL PROPERTY
                                     RIGHTS

4.1 Copyright Notices. LICENSEE shall not remove any existing copyright or other proprietary rights notices from the Deliverables or PSW Enhancements.

4.2 Enforcement of Copyright. LICENSEE shall be responsible to enforce PSW or PSW Licensor copyrights from infringement that result from misuse of Deliverables provided to Licensee under this Agreement. A failure by LICENSEE to enforce rights against infringers of these copyrights in a timely manner after appropriate notification shall be considered a material breach of this Agreement by LICENSEE.

4.3 Protection of Intellectual Property Rights. LICENSEE shall promptly notify PSW of any known or suspected violation of PSW or PSW Licensor intellectual property rights including copyrights, patents, trademarks, trade secrets, or other proprietary information. LICENSEE shall cooperate with PSW and provide all reasonable information deemed necessary by PSW to protect the intellectual property rights of PSW and PSW Licensors. Failure to notify PSW promptly or to cooperate with PSW shall be a material breach of this Agreement.

                                    Section 5

                                 INDEMNIFICATION

Indemnity for Deliverables. LICENSEE agrees to indemnify and hold harmless PSW and its affiliates, officers, agents, directors, and employees, against any and all claims, actions, proceedings, expenses, damages, attorney's fees, and liabilities (including but not limited to any governmental investigations, complaints and actions) arising out of or in connection with (a) any breach of this agreement by LICENSEE, including its representations, warranties and covenants, (b) any use of the Deliverables described herein, and (c) any claim or action for personal injury, death or other cause of action involving product liability claims arising from or relating to any of the Deliverables.

                                    Section 6

                                      TERM

6.1 Basic term. This Agreement shall be effective from the date it is originally signed by LICENSEE and PSW and shall remain in force unless it terminates as provided below.

6.2 Termination for Default. This Agreement shall terminate upon the bankruptcy or insolvency of LICENSEE.

6.3 Termination for Breach. In the event of material breach of this Agreement by either party, the other party may terminate this Agreement by giving thirty (30) days prior written notice thereof; provided that this Agreement shall not terminate if the party in breach has cured the breach of which it has been notified prior to the expiration of the thirty (30) days.

6.4 Loss of Rights by PSW. In the event that PSW shall lose any of its sub-licenses or rights due to breach, bankruptcy, insolvency, or any other event, the rights and obligations in this agreement shall survive and continue.

                                    Section 7

                            CONFIDENTIAL INFORMATION

7.1 PSW Information. In connection with this Agreement, PSW has provided and shall provide LICENSEE with certain information that is proprietary and confidential to PSW or the PSW Licensors and necessary or useful for LICENSEE to exploit the licenses granted hereunder.

7.2 Confidentiality. The term "Confidential Information" as used herein shall mean any information disclosed by PSW to LICENSEE related to this Agreement in a written or other tangible form clearly identified as being confidential. Oral or visual information shall not be considered as Confidential Information unless it is designated confidential at the time of oral or visual disclosure and reduced to a writing clearly marked as being confidential that is sent to LICENSEE by PSW within thirty (30) days after such oral or visual disclosure. For the purpose of this Agreement, any Deliverable or PSW Enhancement shall be deemed Confidential Information.

7.3 Treatment of Confidential Information. During this Agreement and thereafter, LICENSEE shall keep the Confidential Information in strict confidence and shall not disclose it to any person, firm or corporation outside LICENSEE, nor use the same for any purpose other than performing the Agreement, in addition, LICENSEE agrees to safeguard the Confidential Information by restricting its internal dissemination to only those employees within LICENSEE having a need to know the Confidential Information for purposes of this Agreement. LICENSEE is fully responsible to ensure that all employees who are given access to the Confidential Information maintain the confidentiality of the Confidential Information, whether or not such employees continue to be employees of LICENSEE. The RESELLER agreement modifies and extends the treatment of Confidential Information.

7.4 Exceptions to Treatment of Confidential Information. Notwithstanding the above, LICENSEE shall have no confidential obligation and no use restriction hereunder with respect to any confidential information that:

      (1) is already know to LICENSEE at the time of disclosure thereof as evidenced by written records;

      (2) is or becomes publicly known through no wrongful act of LICENSEE at or subsequent to the time of disclosure thereof; or

      (3)   is permitted for release by prior written consent of PSW.

7.5 Tangible Embodiments. Any and all written or tangible embodiments of information disclosed to LICENSEE by PSW hereunder shall be and remain the property of PSW, and LICENSEE agrees promptly to return such tangible embodiments, including any copy thereof, to PSW upon termination of this Agreement.

7.6 Intellectual Property. Except to the extent necessary to perform LICENSEE's obligations hereunder or as otherwise provided herein, no license or right, expressed or implied, is hereby conveyed or granted to LICENSEE for any invention, patent application, patent, copyright, know how, trade secret or other intellectual property of PSW or PSW Licensors.

7.7 Trademarks. No license or right, expressed or implied, is hereby conveyed or granted to LICENSEE to use any trademark of PSW without the prior express written consent of PSW or any trademark of any PSW Licensors without the prior express written consent of such PSW Licensor.

7.8 Enforcement. LICENSEE understands and agrees that the obligations and restrictions provided herein are necessary and reasonable in order to protect the businesses of PSW and the PSW Licensors, and PSW and the PSW Licensors would be irreparably harmed by any breach or threatened breach hereof. In addition to any other remedies available for breach thereof, PSW and the PSW Licensors shall be entitled to obtain injunctive relief against a threatened breach or continuation of any such breach, without the necessity of providing actual damages.

7.9 Confidentiality of Other Parties. LICENSEE acknowledges that portions of the Deliverables may be licensed by PSW from other parties. To the degree that the identity of and terms of those license agreements are made know to LICENSEE for the execution of this Agreement, LICENSEE shall keep this Confidential Information in strict confidence and shall not disclose it to any person, firm or corporation except as required to execute this Agreement; provided, however, that either party may, on a confidential basis, disclose those Agreements to its accountants, attorneys, and financing organizations.

                                    Section 8

                         REPRESENTATIONS AND WARRANTIES

8.1 Limited Warranty. If any of the physical media in the Deliverables are physically damaged when received, the damaged items can be returned to PSW within 30 days and PSW will replace the damaged materials at PSW's own cost.

8.2 No Other Warranty. LICENSEE acknowledges that PSW and PSW LICENSORS EXPRESSLY DISCLAIM ANY OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE DELIVERABLES OR THE RESULTS OBTAINED FROM USING THE SAME, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.3 Warranty of Performance. PSW warrants that the services performed under this Agreement will be of professional quality, performed by qualified staff experienced in the relevant disciplines and performed in a manner consistent with generally accepted industry standards.

8.4 Compliance with Laws. PSW warrants that in performance of services under this agreement, it shall comply with all applicable federal, state, and local laws, codes and government regulations, including without limitation, any California Wage Orders and Executive Orders pertaining to immigration, foreign nationals working in the United States and labor and employment. PSW agrees that it will not permit work to be performed under this Agreement by individuals who are citizens of countries to which the United States government prohibits export of software and related technology.

                                    Section 9

                             LIMITATION OF LIABILITY

UNDER NO CIRCUMSTANCES SHALL PSW OR THE PSW LICENSORS BE LIABLE FOR SPECIAL, EXEMPLARY, INCIDENTAL AND/OR CONSEQUENTIAL DAMAGE, INCLUDING BUT NOT LIMITED TO LEGAL FEES, LOSS OF PROFITS, LOSS OR INACCURACY OF DATA, OR LOSS RESULTING FROM BUSINESS DISRUPTION, EVEN IF PSW OR THE PSW LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. PSW's SOLE LIABILITY IS LIMITED TO THE AMOUNT PAID BY LICENSEE.

                                   Section 10

                             THIRD-PARTY BENEFICIARY

LICENSE acknowledges that the Deliverables and Confidential Information include that of the PSW Licensors and that the PSW Licensors are third-party beneficiaries of this Agreement with all the rights of PSW to enforce LICENSEE's obligations under this Agreement.

                                   Section 11

                        U.S. GOVERNMENT RESTRICTED RIGHTS

If this license is acquired under a U.S. Government contract, use, duplication or disclosure by the U.S. Government is subject to restrictions as set forth in DFARS 252.227-7013(c)(ii) for Department of Defense contracts and as set forth in FAR 52.227-19 (a)-(d) for civilian agency contracts. PSW and the PSW Licensors reserve all unpublished rights under the United States copyright laws.

                                   Section 12

                                     GENERAL

12.1 Entire Agreement. The provisions herein constitute the entire agreement between the parties with respect to the licensing of the subject matter hereof and supersede all prior agreements, oral or written, and all other communications relating to the licensing of the subject matter hereof. No amendment or modification of any provision of this Agreement will be effective unless set forth in a document that purports to amend this Agreement and is executed by both parties.

12.2 Assignment. LICENSEE shall not sell, transfer, assign, or subcontract any right or obligation hereunder except as expressly provided herein with out the prior written consent of PSW. Any act in derogation of the foregoing shall be null and void. PSW may assign this Agreement to another party upon approval of LICENSEE and such approval shall not be unreasonably with held

12.3 Force Majeure. Except for failures to make any payment when due, neither party shall be held liable for failure to fulfill its obligations hereunder if such failure is due to a natural calamity, act of government, or similar cause beyond the control of such party.

12.4 Governing Law. The validity, construction, and performance of this Agreement shall be governed by the laws of the Senate of Texas.

12.5 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of the Agreement will remain in full force and effect.

12.6 Compliance with Laws and Regulations. PSW and LICENSEE shall comply with all laws, rules, and regulations of competent public authorities relating to the duties, obligations, and performance under this Agreement and shall procure all licenses and pay all fees and other charges required thereby.

12.7 Notices. Any notices required or permitted to be made or given by either party hereto pursuant to this Agreement will be deemed sufficiently made or given of the fifth day after the date of mailing if sent to such party by certified mail, postage prepaid, addressed as set forth below or to such other address as a party shall designate by written notice given to the other party. Contact and addresses for notices are Specified in
      Schedule 3.

12.8 Waiver. A failure of either party to exercise any right provided for herein shall not be deemed a waiver of any right under this Agreement.

12.9 Right Outside of Agreement. Nothing contained in this Agreement shall be construed as limiting rights that the parties may enjoy outside the scope of the licenses granted and the obligations and restrictions set forth or treated herein.

IN WITNESS THEREOF, the parties have caused this Agreement to be signed below by their duly authorized representatives and to be effective as of the later date written below:

PSW Technologies                                       LICENSEE


By:/s/ Pat Motola                            By:/s/ [Illegible]
   ---------------------------------            --------------------------------

Title: CFO, VP of Operations                 Title: President
       -----------------------------                ----------------------------

Date: 12-10-96                               Date: 11-4-96


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

                   SOFTWARE & METHODOLOGY LICENSING AGREEMENT
                    SCHEDULE LICENSED ASSETS & LICENSING FEES

LICENSED ASSET                                              LICENSE FEE
---------------------------------                           -----------
Genova System Library                                       [*]
  (See Note 1)

OTHER FEES                                                  FEE
---------------------------------                           -----------

50 additional copies of Genova System
   Library at  [*]  per copy exclusively for resale
   with Neptune systems                                     $ [*]

Porting of Genova System Library from NeXTSTEP
to OPENSTEP                                                 $ [*]

NOTES

----------

1. The Genova System Library and Genova Business Library consist of the software owned by PSW or to which PSW has rights which are required to convert the licensed source code into software which can be executed on a PSW specified computer configuration running PSW specified commercially available software. The purchase, setup, support, maintenance, installation, and configuration of hardware, commercially available software, and PSW provided software is the responsibility of LICENSEE.

2. PSW also grants LICENSEE the option to purchase an unlimited number of additional copies of the Genova System Library at a price not to exceed $[*] per copy. These copies would also be exclusively for resale with Neptune systems.

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

                   SOFTWARE & METHODOLOGY LICENSING AGREEMENT
                                   SCHEDULE 2
                    DEFINITION OF SCOPE OF LICENSEE BUSINESS

The scope of this Agreement is restricted to thc definition of Licensee's business as defined below:

o     Embarcadero Corporation
      600 Harrison, Suite 525
      San Francisco, CA. 94107

o     Embarcadero System Corporation
      400 Second, Suite 250
      San Francisco, CA 94107

o     Marine Terminals Corporation
      600 Harrison, Suite 200
      San Francisco, CA 94107

o     Deep Water Port Service
      600 Harrison, Suite 200
      San Francisco, CA 94107

o     Northstar
      11790 Ocean Dock Road
      PO Box 102019
      Anchorage, AK 99510

o     Majestic Insurance
      400 Second Street, Suite 350
      San Francisco, CA 94107

o     Terminal Maintenance Corporation
      1601 Pier D Street
      Long Beach, CA 90802


================================================================================

                   SOFTWARE & METHODOLOGY LICENSING AGREEMENT
                                   SCHEDULE 3
                                     NOTICES

Any notice to be given to PSW shall be addressed to:

                          PSW Technologies
                          9050 Capital of Texas highway North
                          Austin, Texas 78759
                          Attention: Vice President, Business Systems

                          PSW Technologies
                          9050 Capital of Texas Highway North
                          Austin, Texas 78759
                          Attention: CFO and Vice President, Operations

Any notice to be given to LICENSEE shall be addressed to:

                          Embarcadero Corporation
                          400 Second, Suite 250
                          San Francisco, CA 94107
                          Attention: Robert Verret


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



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